SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF ENTERGY FINANCE COMPANY, LLC
This Second Amended and Restated Limited Liability Company Agreement (this “Agreement”) of ENTERGY FINANCE COMPANY, LLC (the “Company”) is entered into effective as of March 29, 2023, by Entergy Utility Holding Company, LLC, a Delaware limited liability company (“EUHC” or the “Common Member”), Restoration Law Trust I, a Louisiana special public trust (“Trust I” or the “Class A Preferred Member”), and Restoration Law Trust II, a Louisiana special public trust (“Trust II” or the “Class B Preferred Member”, and, together with the Common Member and the Class A Preferred Member, the “Members”), as the members of the Company (as defined herein).
WHEREAS, the Company was formed as a Delaware limited liability company by the filing by Entergy Holdings Company, LLC (“EHCL”) of a Certificate of Formation with the Secretary of State of the State of Delaware on August 14, 2019;
WHEREAS, the Company is currently governed by the Amended and Restated Limited Liability Company Agreement of the Company dated as of May 19, 2022 (the “Prior Agreement”);
WHEREAS, on March 3, 2022, the Louisiana Public Service Commission (the “Commission” or “LPSC”), in its capacity as the governmental body having the power of supervision, regulation and control over public utilities providing service in the State of Louisiana, including Entergy Louisiana, LLC (“ELL”), issued in its Docket U-35991 a financing order (the “Trust I Financing Order”) relating to, among other things, a securitization bond financing to address ELL’s system restoration costs for several 2020 and 2021 hurricanes and winter storms;
WHEREAS, pursuant to an Indenture of Trust (the “Trust I Indenture”) dated May 1, 2022, between Louisiana Local Government Environmental Facilities and Community Development Authority (the “Issuer”) and U.S. Bank Trust Company in its capacity as Indenture trustee, the Issuer issued and sold $3,193,505,000 aggregate principal amount of system restoration bonds (Louisiana Utilities Restoration Corporation Project/ELL) Series 2022 (the “Trust I LURC Bonds”) in accordance with the Trust I Financing Order;
WHEREAS, the proceeds of the Trust I LURC Bonds were loaned by the Issuer to the Louisiana Utilities Restoration Corporation (“LURC”) pursuant to a loan agreement (the “Trust I Loan Agreement”) between the Issuer and LURC dated May 1, 2022, and LURC contributed the loaned amount (net of issuance costs of the Issuer and LURC) to Trust I;
WHEREAS, Trust I has used all of such contributed proceeds to acquire Class A Preferred Membership Interests in the Company;
WHEREAS, the previous holder of the Company’s Common Membership Interests, EHCL, has dissolved effective May 24, 2022, and EUHC succeeded to these Common Membership Interests;
WHEREAS, on January 27, 2023, the LPSC, in its capacity as the governmental body having the power of supervision, regulation and control over public utilities providing service in the State of Louisiana, including ELL, issued in its Docket No. U-36350-A a financing order (the “Trust II Financing Order”) relating to, among other things, a securitization bond financing to address ELL’s system restoration costs for Hurricane Ida;

WHEREAS, pursuant to an Indenture of Trust (the “Trust II Indenture”) dated March 1, 2023, between the Issuer and U.S. Bank Trust Company, National Association in its capacity as Indenture trustee, the Issuer will be issuing and selling $1,491,485,000 aggregate principal amount of system restoration bonds (Louisiana Utilities Restoration Corporation Project/ELL) Series 2023 (the “Trust II LURC Bonds”) in accordance with the Trust II Financing Order;
WHEREAS, the proceeds of the Trust II LURC Bonds will be loaned by the Issuer to the LURC pursuant to the loan agreement (the “Trust II Loan Agreement”) between the Issuer and LURC dated March 1, 2023, and LURC will then contribute the loaned amount (net of issuance costs of the Issuer and LURC) to Trust II;
WHEREAS, Trust II shall use all of such contributed proceeds to acquire Class B Preferred Membership Interests in the Company; and
WHEREAS, the Common Member and the Class A Preferred Member desire to amend and restate the Prior Agreement to create a new class of preferred membership interests, and certain other matters, which amendment is being effected pursuant to Sections 2.6 and 4.4 of the Prior Agreement by the signature of such Members, and by resolution of the Board dated as of the date hereof.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the Common Member, the Class A Preferred Member, and the Class B Preferred Member hereby agree as follows:
ARTICLE I
DEFINITIONS
“Act” means the Delaware Limited Liability Company Act, Del. Code Ann. tit. 6, §§ 18 101 et seq.
“Affiliate” means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning ascribed to such term in the preamble to this Agreement.
“Board” means the board of directors of the Company established pursuant to Section 3.3 hereof.
“Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York, or Baton Rouge, Louisiana are authorized or obligated by law, regulation, or executive order to remain closed.
“Certificate of Formation” means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Act.
“Class A Preferred Member” has the meaning ascribed to such term in the preamble to this Agreement.

“Class A Preferred Membership Interest” means the Class A Preferred Member’s Preferred Membership Interest.
“Class A Preferred Unit” means Units held by the Class A Preferred Member.
“Class B Preferred Member” has the meaning ascribed to such term in the preamble to this Agreement.
“Class B Preferred Membership Interest” means the Class B Preferred Member’s Preferred Membership Interest.
“Class B Preferred Unit” means Units held by the Class B Preferred Member.
“Common Member” has the meaning ascribed to such term in the preamble to this Agreement.
“Common Membership Interest” means, with respect to any Common Member, (a) that Common Member’s status as a Common Member, (b) that Common Member’s share of the right to receive distributions from the Company with respect to Common Units, (c) all other rights, benefits and privileges enjoyed by that Common Member (under the Act, this Agreement, or otherwise) in its capacity as a Common Member, including that Common Member’s rights to vote, consent and approve and otherwise to participate in the management of the Company, to the extent provided in this Agreement, and (d) all obligations, duties and liabilities imposed on that Common Member (under the Act, this Agreement or otherwise) in its capacity as a Common Member.
“Common Units” means Units representing a Common Membership Interest in the Company, which is issued to a Common Member and represents an economic interest in the Company, including the right to receive distributions of the Company’s assets in accordance with the provisions of this Agreement and the Act.
“Company” has the meaning ascribed to such term in the preamble to this Agreement.
“DGCL” has the meaning ascribed to such term in Section 3.12.
“Director” means a Person designated as a director of the Company pursuant to Section 3.3 hereof.
“Distribution Coverage Ratio” has the meaning ascribed to such term in Section 3.16(b).
“Distribution Payment” has the meaning ascribed to such term in Section 4.6.
“Distribution Payment Date” has the meaning ascribed to such term in Section 4.6.
“Distribution Period” has the meaning ascribed to such term in Section 4.6.
“DSRS” means the Debt Service Reserve Subaccount established under the Indenture.
“ELL” has the meaning ascribed to such term in the preamble to this Agreement.
“ETR” means Entergy Corporation.
“Existing Common Unit” has the meaning ascribed to such term in Section 4.3.

“Financial Covenant” has the meaning ascribed to such term in Section 3.16.
“Indenture” has the meaning ascribed thereto in the preamble to this Agreement.
“LPSC” has the meaning ascribed to such term in the preamble to this Agreement.
“LURC” has the meaning ascribed to such term in the preamble to this Agreement.
“LURC Bonds” has the meaning ascribed to such term in the preamble to this Agreement.
“LURC Bond Default” has the meaning ascribed to such term in Section 4.5.
“Mandatory Redemption Notice” has the meaning ascribed to such term in Section 4.5.
“Members” has the meaning ascribed to such term in the preamble to this Agreement.
“Membership Interest” means a Common Membership Interest or a Preferred Membership Interest. A Member may hold more than one type of Membership Interest.
“Net Worth” means, as of any date of determination, the excess of the total assets of the Company over the total liabilities of the Company. For purposes of calculating Net Worth, (i) total liabilities of the Company shall include only (A) debt owed by the Company or any of its consolidated subsidiaries to any of Affiliates of the Company (other than consolidated subsidiaries) and (B) recourse debt of the Company or any of its consolidated subsidiaries owed to third parties (with any non-recourse debt of the Company or its consolidated subsidiaries owed to third parties being excluded), and (ii) total assets of the Company shall exclude the book value of any assets securing non-recourse debt of the Company or any of its consolidated subsidiaries owed to third parties. For the avoidance of doubt, the Class A Preferred Membership Interests shall be considered equity, and not debt, for purposes of calculating Net Worth.
“Officers” has the meaning ascribed to such term in Section 3.14.
“Person” includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.
“Preferred Member” means the Class A Preferred Member and the Class B Preferred Member.
“Preferred Membership Interest” means, with respect to any Preferred Member, (a) that Member’s status as a Class A or Class B Preferred Member, (b) that Preferred Member’s share of the right to receive distributions from the Company with respect to Class A or Class B Preferred Units, (c) all other rights, benefits and privileges enjoyed by that Preferred Member (under the Act, this Agreement, or otherwise) in its capacity as a Preferred Member, including that Preferred Member’s rights to vote, consent and approve and otherwise to participate in the management of the Company, to the extent provided in this Agreement, and (d) all obligations, duties and liabilities imposed on that Preferred Member (under the Act, this Agreement or otherwise) in its capacity as a Preferred Member.
“Preferred Unit” means Units representing a Preferred Membership Interest in the Company, which is issued to a Preferred Member and represents an economic interest in the Company, including the right to receive distributions of the Company’s assets in accordance with the provisions of this Agreement and the Act.

“Prior Agreement” has the meaning ascribed to such term in the preamble to this Agreement.
“Put Right” means the right of each Preferred Member to require the Company to redeem all or a portion of the Preferred Units held by such Preferred Member on the terms set forth in Section 4.5.
“Redeeming Preferred Member” has the meaning ascribed to such term in Section 4.5.
“Redemption Notice” has the meaning ascribed to such term in Section 4.5.
“Redemption Amount” has the meaning ascribed to such term in Section 4.5.
“Serial Redemption Notice” has the meaning ascribed to such term in Section 4.5.
“State” means the State of Louisiana.
“Trust I” has the meaning ascribed to such term in the preamble to this Agreement.
“Trust II” has the meaning ascribed to such term in the preamble to this Agreement.
“Trust I Agreement” means the trust agreement, dated as of May 19, 2022, creating Trust I.
“Trust II Agreement” means the trust agreement, dated as of March 29, 2023, creating Trust II.
“Trustee” means the trustee under the Trust I Agreement and the Trust II Agreement.
“Unit” means a Membership Interest in the Company, which shall be divided into Common Units, Class A Preferred Units, and Class B Preferred Units.
ARTICLE II
FORMATION AND TERM
Section 2.1    Formation.
(a) The Certificate of Formation has been filed with the Secretary of State of the State of Delaware by an “authorized person” within the meaning of the Act. Each Officer of the Company is hereby authorized to execute, deliver and file any certificates (and any amendments and/or restatements thereof) (i) required or permitted to be filed in the office of the Secretary of State of the State of Delaware, or (ii) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.
(b) The name and mailing address of the Members and the number of Units owned by each of the Members shall be listed on Schedule A attached hereto. The Secretary of the Company shall be required to update Schedule A from time to time as necessary to reflect accurately the information therein that may be updated as a result of the admission or substitution of a member, and any such update to the information contained therein made in accordance with the provisions of this Agreement shall not constitute an amendment to this Agreement; provided that notice of any such update to Schedule A relating to the Class A Preferred Member or Class B Preferred Member shall be provided as promptly as reasonably practicable to the Class A Preferred Member and Class B Preferred Member, respectively. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

Section 2.2    Term. The term of the Company commenced upon the date the Certificate of Formation was filed in the office of the Secretary of State of the State of Delaware and shall continue in perpetuity until the Company is dissolved in accordance with the provisions of this Agreement. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation in the manner required by the Act.
Section 2.3     Registered Agent and Office. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
Section 2.4    Principal Place of Business. The principal business office of the Company shall be at 2107 Research Forest Drive, The Woodlands, Texas 77380 or at such location within or without the State of Texas as may be determined by the Board.
Section 2.5    Governmental Certificates. EHCL, as an authorized person within the meaning of the Act, has executed, delivered, and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. The Common Member, the Preferred Members, and the Board (as defined in Section 3.3 below), or an officer of the Company shall execute, deliver, and file any other certificates (and any amendments and restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.
Section 2.6    Amendments. This Agreement may not be modified, altered, supplemented, or amended except pursuant to the consent requirements specified herein; provided, however, that the Common Member may amend this Agreement subject to the consent rights set forth in Section 4.4 below.
Section 2.7    Prior Agreement. The Prior Agreement is hereby amended and restated in its entirety by this Agreement.
ARTICLE III
PURPOSE AND POWERS OF THE COMPANY
Section 3.1    Purpose. The Company was formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.
Section 3.2    Powers of the Company. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to:
(a) acquire by purchase, lease, contribution of property, or otherwise, own, hold, sell, convey, transfer, or dispose of any real or personal property that may be necessary, convenient, or incidental to the accomplishment of the purpose of the Company;
(b) act as a trustee, executor, nominee, bailee, director, officer, agent, or in some other fiduciary capacity for any person or entity and to exercise all of the powers, duties, rights, and responsibilities associated therewith;
(c) take any and all actions necessary, convenient, or appropriate as trustee, executor, nominee, bailee, director, officer, agent, or other fiduciary, including the granting or approval of waivers, consents, or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents, or amendments;

(d) operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease, or demolish or otherwise dispose of any real or personal property that may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
(e) borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on the assets of the Company;
(f) invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement;
(g) prepay in whole or in part, refinance, recast, increase, modify, or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals, or modifications of any mortgage or security agreement securing such indebtedness;
(h) enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any person or entity affiliated with the Common Member, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;
(i) employ or otherwise engage employees, managers, contractors, advisors, attorneys, and consultants and pay reasonable compensation for such services;
(j) enter into partnerships, limited liability companies, trusts, associations, corporations, or other ventures with other persons or entities in furtherance of the purposes of the Company; and
(k) do such other things and engage in such other activities related to the foregoing as may be necessary, convenient, or incidental to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.
Section 3.3    Board of Directors. Except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be exclusively managed by or under the direction of a board of directors of the Company (the “Board”) consisting of one or more natural persons designated as directors of the Company as provided below (each a “Director”). The number of Directors which shall constitute the whole Board shall be not less than one (1) nor more than ten (10). Subject to the foregoing, the number of Directors may be fixed from time to time by the Board or the Common Member. The number of Directors as of the date of this Agreement is hereby set at three (3) and the current Directors are listed on Schedule B attached hereto. Schedule B attached hereto shall be amended from time to time by the Board to reflect the current Directors, and any such amendment to the information contained therein made in accordance with the provisions of this Agreement shall not constitute an amendment of this Agreement. Directors shall be elected at the annual meeting of the Common Member. Each Director elected shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation or removal. Directors need not be Members. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by resolution duly adopted by the Common Member, at a special meeting held for such purpose, by action taken in lieu of such meeting, or at the next annual meeting of Members following any vacancy. Any Director so chosen to fill a vacancy or a newly created directorship shall hold office until the next annual meeting of Members and until his or her successor is duly elected and qualified or until such Director’s earlier death, resignation or removal.
Section 3.4    Powers. The Board shall have the power to do any and all acts necessary, convenient, or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise.

Section 3.5    Meeting of the Board. The Board may hold meetings, both regular and special, within or without the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman of the Board or the President (or, if there is no President or similar Officer, the Common Member) on not less than 24 hours’ notice to each Director by telephone, facsimiles, mail, telegram, or any other means of communication, and such meetings shall be held at the principal business office of the Company or at such other place or places, either within or without the State of Delaware, as shall be specified in the notice thereof.
Section 3.6    Quorum; Acts of the Board. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any sub-committee thereof may be taken without a meeting if all members of the Board or sub-committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or sub-committee. Any and all actions of the Board must be taken at a duly authorized meeting of the Board or upon unanimous consent of the Board.
Section 3.7    Electronic Communications. Directors, or any sub-committee designated by the Board, may participate in meetings of the Board, or any sub-committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communication equipment, the meeting shall be deemed to be held at the principal place of business of the Company.
Section 3.8    Committees of the Board.
(a) The Board may designate one or more sub-committees, each sub-committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any sub-committee, who may replace any absent or disqualified member at any meeting of the sub-committee.
(b) In the absence or disqualification of a member of a sub-committee, the number of members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Directors to act at the meeting in the place of any such absent or disqualified member.
(c) Any such sub-committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such sub-committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each sub-committee shall keep regular minutes of its meetings and report the same to the Board when required.
Section 3.9    Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary for each Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing sub-committees may be allowed like compensation for attending subcommittee meetings.

Section 3.10    Removal of Directors. Unless otherwise restricted by law, any Director may be removed, with or without cause by the Common Member, and without the consent of the Class A Preferred Member, and any vacancy caused by any such removal may be filled by action of the Common Member.
Section 3.11    Directors as Agents. To the extent of their powers set forth in this Agreement, the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. However, except as provided in this Agreement, no Director shall have the authority to bind the Company in his or her individual capacity.
Section 3.12    Duties of Directors. Except as provided in this Agreement in exercising their rights and performing their duties under this Agreement, the Director shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware (the “DGCL”).
Section 3.13    Resignation. Any Director may resign at any time by giving written notice to the Board, the Chairman of the Board, the President, or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof, and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.
Section 3.14    Officers
(a) General. The Board may select natural persons who are agents or employees of the Company to be designated as officers of the Company (“Officers”), with such titles as the Board shall determine in its sole discretion. Any number of offices may be held by the same person. The Officers shall hold office until their successors are chosen and qualify or they are otherwise removed from office by the Board. The initial Officers are listed on Schedule C attached hereto. Schedule C attached hereto shall be amended from time to time by the Board to reflect the current Officers, and any such amendment to the information contained therein made in accordance with the provisions of this Agreement shall not constitute an amendment of this Agreement.
(1)The Chief Executive Officer. The Chief Executive Officer or, if no Chief Executive Officer is elected, the President, subject to the direction of the Board, shall have direct charge of and general supervision over the day-to-day business and affairs of the Company.
(2)The Chairman of the Board. The Chairman of the Board shall be a member of the Board. He shall preside at all meetings of the Board and shall have such other duties as from time to time may be assigned to him by the Board or by the Chief Executive Officer.
(3)The President. The President shall perform all duties incident to the office of president of a corporation organized under the DGCL and such other duties as from time to time may be assigned to him or her by the Board or the Chief Executive Officer.
(4)The Vice Presidents. Each Vice President shall have such powers and shall perform such duties incident to the offices of a vice president of a corporation organized under the DGCL and such other duties from time to time as may be conferred upon or assigned to him or her by the Board or as may be delegated to him or her by the Chief Executive Officer or the President. In the absence of the Chief Executive Officer and the President, or in the event of the Chief Executive Officer’s and the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.
(5)The Secretary. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Members and of the Board in a book to be kept for that purpose and shall perform like duties for any standing committees of the Board when required. The Secretary shall cause notices of all meetings of the Board to be given in accordance with this Agreement, shall be custodian of the records and the seal, if any, of the Company, and shall cause the Company seal, if any, to be affixed to all documents the execution of which under seal is duly authorized, and when the Company seal is so affixed, may attest to the same. The Secretary shall perform such other duties as are incident to the office of secretary of a corporation organized under the DGCL or as may be prescribed by the Board or the President, under whose supervision the Secretary shall be. The Board may appoint an Assistant Secretary to perform the duties of the Secretary.
(6)The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities, receipts, and disbursements of the Company and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Company in such banks, trust companies, or other depositories as shall, from time to time, be designated by the Board or by the Treasurer if so authorized by the Board. The Treasurer: (A) may endorse for collection on behalf of the Company checks, notes and other obligations, (B) may sign receipts and vouchers for payments made to the Company, (C) may, singly or jointly with another person as may be authorized by the Board, sign checks on the Company’s accounts and pay out and disburse the funds of the Company under the direction of the Board, taking proper vouchers for such disbursements, and (D) shall render or cause to be rendered to the Chief Executive Officer, the President and the Board, whenever requested, an account of all of the Treasurer’s transactions and of the financial condition of the Company. The Treasurer shall perform such other duties as are incident to the office of treasurer of a corporation organized under the DGCL or as may be assigned from time to time by the Chief Executive Officer, the President, or the Board. The Board may appoint an Assistant Treasurer to perform the duties of the Treasurer.
(7)The Tax Officers. One or more Tax Officers shall have the authority to communicate with the Internal Revenue Service and with state and local tax authorities, may sign tax returns, shall pay or cause to be paid taxes, and shall have the authority to settle tax liabilities in the name or on behalf of the Company.
(b) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business, and the actions of the Officers taken in accordance with such powers shall bind the Company.

(c) Duties of Officers. Except to the extent otherwise provided herein, each Officer shall have a fiduciary duty of loyalty and care similar to that of officers of business corporations organized under the DGCL.
Section 3.15    Other Business. The Members and Directors may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.
Section 3.16    Financial Covenants. For so long as any Preferred Membership Interest remains outstanding, the Company shall comply with the following financial covenants (collectively, the “Financial Covenants”) which shall be measured as follows: (i) as to each Financial Covenant, as of the last day of each calendar quarter, and (ii) in the case of the Financial Covenant set forth in clause (a) below, also as of the date hereof:
(a) for so long as any Preferred Membership Interest remains outstanding, the Company’s Net Worth shall be equal to or greater than an amount equal to the sum of (x) all amounts due under the Company’s outstanding debt (including without limitation, outstanding principal, accrued and unpaid interest thereon, premium, if any, and all fees or other amounts due in respect thereof), and (y) the aggregate Redemption Amount then payable in respect of the Preferred Units (assuming the redemption of all outstanding Preferred Units on the date the Company’s Net Worth is being determined); and
(b) the Company’s Distribution Coverage Ratio shall be at least 1:1.
    “Distribution Coverage Ratio” means, as to any given calendar quarter of the Company, the ratio of (A) the total amount of interest, calculated on a consolidated post-tax basis, earned by the Company and its consolidated subsidiaries in that calendar quarter (including, for the avoidance of doubt, both interest earned on loans made by the Company to any of its Affiliates other than consolidated subsidiaries and interest earned by the Company on securities issued by Affiliates other than consolidated subsidiaries or non-Affiliates of the Company) to (B) the total amount of distributions made by the Company in that calendar quarter to the holders of Preferred Units pursuant to Section 4.6 hereof. For purposes of this definition, “consolidated post-tax basis” shall mean a calculation which reduces the amount of interest income of the Company and its consolidated subsidiaries for a fiscal quarter determined on a consolidated basis by an amount equal to the total current income tax expense of the Company and its consolidated subsidiaries for such fiscal quarter determined on a consolidated basis, divided by the total taxable income of the Company and its consolidated subsidiaries for such fiscal quarter determined on a consolidated basis and multiplied by the amount of such interest income.
ARTICLE IV
CAPITAL CONTRIBUTIONS AND INTERESTS
Section 4.1    Units Generally. The Membership Interests of the Members shall be represented by issued and outstanding Units, which may be divided into one or more types, classes, or series. Each type, class, or series of Units shall have the privileges, preference, duties, liabilities, obligations, and rights, including voting rights, if any, set forth in this Agreement with respect to such type, class, or series. The Company may issue fractional Units.
Section 4.2    Membership Interests; Certification. The authorized Membership Interests shall consist of (i) Common Units, (ii) Class A Preferred Units, and (iii) Class B Preferred Units. As of the date hereof, there shall be issued and outstanding 1,000 Common Units; 31,169,292.7125 Class A Preferred Units; and 14,576,747.48 Class B Preferred Units. The Preferred Units shall have a liquidation value per Preferred Unit equal to $100. The Units shall be uncertificated, unless the Board determines to issue certificates to the Members representing the Units of membership interests held by each Unit holder. Subject to the consent rights of the holders of the Preferred Units set forth herein, the Company is authorized, in the Board’s sole discretion, in order to raise additional capital, acquire assets, redeem or retire Company debt, or for any other Company purpose, to cause the Company to issue:
(a) an unlimited number of additional Common Units, Preferred Units or any other type of limited liability company interest in the Company, which may be of a new class or classes or series, from time to time, to additional Members pursuant to Section 4.9, all without the approval of the Common Member or any other Persons who may acquire an interest in any of the limited liability company interests in the Company;
(b) with respect to any limited liability company interests in the Company or other securities issued or issuable by the Company pursuant to Section 4.1 and Section 4.9, subject to the limitations referred to therein and except as prohibited by the Act:
(1)the Board shall do all things necessary to comply with the Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any such issuance, including without limitation compliance with any statute, rule, regulation, or guideline of any federal, state, or other governmental agency;
(2)the Company may assume liabilities and hypothecate its property in connection with any such issuance;
(3)such limited liability company interests shall be issuable from time to time in one or more classes or series, at such price, and with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers, and duties senior to existing interests or classes or series thereof, all as shall be fixed by the Board in the exercise of its sole discretion, including, without limitation: (i) the right of such additional limited liability company interests in the Company or class or series thereof to share in Company distributions; (ii) the rights of such additional limited liability company interests in the Company or class or series thereof upon dissolution and liquidation of the Company; (iii) whether such additional limited liability company interests in the Company or class or series thereof are redeemable by the Company and, if so, the price at which, and the terms and conditions on which, such additional limited liability company interests in the Company or class or series thereof may be redeemed by the Company; (iv) whether such additional limited liability company interests in the Company or class or series thereof are issued with the privilege of conversion and, if so, the rate at and the terms and conditions upon which such additional limited liability company interests in the Company or class or series thereof may be converted into any other limited liability company interest in the Company or class or series thereof; (v) the terms and conditions of the issuance of such additional limited liability company interests in the Company or class or series thereof; and (vi) the rights of such additional limited liability company interests in the Company or class or series thereof to vote on matters relating to the Company and this Agreement; and
(4)upon such issuance, the Board, in its sole discretion and without the approval of the Common Member or other Person who may acquire an interest in any limited liability company interests in the Company, may amend any provision of this Agreement (each Person accepting limited liability company interests in the Company being deemed to approve such amendment), and execute, swear to, acknowledge, deliver, file, and record whatever documents may be required in connection therewith, as shall be necessary or desirable to reflect the authorization and issuance of such additional limited liability company interests in the Company or class or series thereof or other securities and the relative rights and preferences of such additional limited liability company interests in the Company or class or series thereof or other securities.
Section 4.3    Common Units.
(a) Common Units. The Company is authorized to issue and has issued 1,000 Common Units, all of which are currently held by the Common Member. The Common Member is not entitled to the return of any part of its capital contributions. An unrepaid capital contribution is not a liability of the Company or of the Common Member. The Common Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return the Common Member’s capital contributions.

(b) Distributions to the Common Member. Distributions shall be made to the Common Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Common Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.
(c) Assignments. The Common Member may assign in whole or in part its Units with the written consent of the Board. If the Common Member transfers all of its Units pursuant to this Section 4.3(c), the transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective concurrent with the transfer, and, concurrent with such admission, the transferring Common Member shall cease to be a member of the Company.
(d) Additional Contributions. The Common Member is not required to make any additional capital contributions to the Company. The Common Member may make additional capital contributions to the Company in the sole discretion of the Common Member. The Secretary of the Company shall update Schedule A from time to time as necessary to reflect accurately the information therein that may be adjusted as a result of additional capital contributions by the Common Member, and any such update to the information contained therein made in accordance with the provisions of this Agreement shall not constitute an amendment to this Agreement.
Section 4.4    Preferred Units. The Company issued Class A Preferred Units to Trust I under the Prior Agreement. The Company shall issue Class B Preferred Units to Trust II as set forth in Schedule A hereto. The rights of each class of Preferred Members shall be pari passu with each other. The Preferred Members shall possess no voting power with respect to such Preferred Units held, except as set forth below.
(a) Notwithstanding the foregoing, so long as any Preferred Units are outstanding, the Company shall not, without the prior written consent of both Preferred Members:
(1)convert any Preferred Units into another class or series of Units; or
(2)authorize, create, or increase the number of authorized or outstanding Units that rank senior or equal to the Preferred Units as to the payment of distributions in respect of Units or of distributions upon the liquidation, dissolution, or winding up of the Company; or
(3)authorize, create, or issue any obligation or security convertible into or otherwise exercisable for, or any rights or options entitling the holder thereof to purchase, such other class of Units; or
(4)institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company, or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company’s inability to pay its debts generally as they become due; or
(5)dissolve or liquidate other than as provided in Section 5.3.
(b) The terms and attributes of the Preferred Units may not be modified, amended, terminated, or rescinded without the express prior written approval of both Preferred Members. Any such amendment shall become effective on the later of (A) the date proposed by the parties to such amendment or (B) 31 days after submission of such amendment to LPSC unless LPSC issues an order disapproving such amendment within the 30-day period following such submission.
Section 4.5    Put Rights of the Preferred Members.
(a) Put Right.
(1)If the conditions of Article V of the Trust I Agreement are satisfied, the Class A Preferred Member shall require the Company to redeem all or a portion of the Class A Preferred Units held by the Class A Preferred Member on the terms set forth in this Section 4.5.
(2)If the conditions of Article V of the Trust II Agreement are satisfied, the Class B Preferred Member shall require the Company to redeem all or a portion of the Class B Preferred Units held by the Class B Preferred Member on the terms set forth in this Section 4.5.
(b) Exercise of the Put Right. Each Preferred Member shall exercise its Put Right by delivering to the Company a notice substantially in the form attached hereto as Exhibit A (a “Mandatory Redemption Notice”) or Exhibit B (a “Serial Redemption Notice,” and together with the Mandatory Redemption Notice, the “Redemption Notice”).
(c) Redemption Mechanics. After receipt of a Redemption Notice and on the date the Put Right is exercised as indicated in such Redemption Notice, the Company shall redeem the number of Class A or Class B Preferred Units as set forth in such Redemption Notice, which amount may include fractional Units, and the redemption amount shall be equal to the liquidation value of such Preferred Units plus accrued and unpaid distributions in respect of such redeemed Preferred Units, if any, as of the date of the Redemption Notice (the “Redemption Amount”). The Company shall distribute the proceeds of the redemption to the Preferred Member exercising its Put Right (the “Redeeming Preferred Member”) no later than one Business Day following the date the Put Right is exercised as indicated in the Redemption Notice. In consideration for the payment of the Redemption Amount specified in this Section 4.5(c), the Redeeming Preferred Member shall transfer to the Company the number of its Preferred Units to be so redeemed, free and clear of all liens and encumbrances, and shall furnish to the Company all documentation reasonably required by the Company to effect and evidence the redemption of such Preferred Units. If less than all the outstanding Preferred Units held by the Redeeming Preferred Member are to be redeemed, the selection of Preferred Units for redemption shall be made pro-rata among the outstanding Preferred Units held by the Redeeming Preferred Member. Upon the redemption of any Preferred Units, Schedule A attached hereto shall be amended to reflect the remaining amount, if any, of Preferred Units held by Trust I and Trust II.
Section 4.6    Distributions on the Preferred Units.
(a) Distributions on the Class A Preferred Units. The holders of the Class A Preferred Units shall be entitled to receive, if, when, and as declared by the Directors, out of funds legally available for the payment of distributions and in preference to the holders of Common Units, but not the Class B Preferred Units, cumulative cash distributions with respect to each Class A Preferred Unit owned in an amount equal to seven percent (7%) per annum.
(b) Distributions on the Class B Preferred Units. The holders of the Class B Preferred Units shall be entitled to receive, if, when, and as declared by the Directors, out of funds legally available for the payment of distributions and in preference to the holders of Common Units, but not the Class A Preferred Units, cumulative cash distributions with respect to each Class B Preferred Unit owned in an amount equal to seven and a half percent(7.5%) per annum; provided, however, the distributions made on the first Distribution Payment Date (as defined below) should be calculated on a pro rata basis from the date on which each Class B Preferred Unit is issued to such Distribution Payment Date.
(c) Preferred Distribution Mechanics. The distributions in this section 4.6 shall be payable annually on December 15 of each year, or if any such date is not a Business Day on the next succeeding Business Day (such distribution, a “Distribution Payment”, such date a “Distribution Payment Date” and each twelve-month period a “Distribution Period”),
(1)beginning on December 15, 2022, to holders of record of the Class A Preferred Units as of a date to be fixed by the Board not exceeding sixty (60) days and not less than ten (10) days preceding the applicable Distribution Payment Date; and
(2)beginning on December 15, 2023, to holders of record of the Class B Preferred Units as of a date to be fixed by the Board not exceeding sixty (60) days and not less than ten (10) days preceding the applicable Distribution Payment Date.
Such distributions shall be made by the Company by mailing a check or sending a wire transfer, in the amount of such distribution, to such holder’s last registered address listed in the transfer records of the Company, in the case of a check, or to an account specified by such holder at least ten (10) days prior to the applicable Distribution Payment Date, in the case of a wire transfer.

Section 4.7    Distributions on Preferred Units; Non-Participation.
(a) The distributions with respect to the Preferred Units provided for in Section 4.6 shall be cumulative, whether or not earned or declared, so that, if at any time full cumulative distributions at the rate specified in Section 4.6(c)(1) (for the Class A Preferred Units) or Section 4.6(c)(2) (for the Class B Preferred Units) on the affected Preferred Units then outstanding to the end of the Distribution Period next preceding such time shall not have been paid, the amount of the deficiency shall be paid before any distribution in respect of Common Units or other distribution shall be paid or declared and set apart for payment on any Common Unit or any sum shall be set aside for or applied by the Company to the purchase, redemption, or other acquisition of any Common Membership Interest. No interest, or sum of money in lieu of interest, shall be payable in respect of any Distribution Payment on the Preferred Units which may be in arrears.
(b) Notwithstanding anything to the contrary contained in this Agreement, for so long as any Preferred Membership Interest remains outstanding, the Board shall have no authority on behalf of the Company to authorize, and the Company shall not make, any distribution to the Common Member, if the Company either is currently, or after giving effect to such distribution to the Common Member on a pro forma basis, will be in breach of either Financial Covenant set forth in Section 3.16 hereof.
Section 4.8    Assignment of Preferred Units. Each Preferred Member may assign in whole or in part its Units with the written consent of the Board. If a Preferred Member transfers all of its Preferred Units pursuant to this Section 4.8, the transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective concurrent with the transfer, and, concurrent with such admission, the transferring Preferred Member shall cease to be a member of the Company if all of its Preferred Units are transferred.
Section 4.9    Additional Members. Additional Persons may be admitted to the Company as Members. Subject to Section 4.2 above, the terms of admission may provide for the creation of different classes or groups of Members having different rights, powers, and duties, or the creation of different classes or series of limited liability company interests having different rights, powers or duties. The Board shall reflect the creation of any new class or group of Members in an amendment to this Agreement indicating in each case the different rights, powers, and duties. Any such admission shall only be effective after the new Member has executed and delivered to the Board a document including the new Member’s notice address and its agreement to be bound by this Agreement.
ARTICLE V
MISCELLANEOUS
Section 5.1    Exculpation and Indemnification. No Member, Director, or Officer shall be liable to the Company, or to any other person or entity that has an interest in the Company, for any loss, damage, or claim incurred by reason of any act or omission performed or omitted by such Member, Director, or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Director, or Officer by this Agreement, except that a Member, Director, or Officer shall be liable for any such loss, damage, or claim incurred by reason of such Member’s, Director’s, or Officer’s willful misconduct. To the full extent permitted by applicable law, a Member, Director, or Officer shall be entitled to indemnification from the Company for any loss, damage, or claim incurred by such Member, Director, or Officer by reason of any act or omission performed or omitted by such Member, Director, or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Director, or Officer by this Agreement, except that no Member, Director, or Officer shall be entitled to be indemnified in respect of any loss, damage, or claim incurred by such Member, Director, or Officer by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 5.1 shall be provided out of and to the extent of Company assets only, and the Class A Preferred Member, the Common Member, Directors, and Officers shall not have personal liability on account thereof.
Section 5.2    Resignation. The Common Member may resign from the Company with the written consent of the other Members, if any. If the Common Member is permitted to resign pursuant to this Section 5.2, an additional member may be admitted to the Company, subject to Section 4.9 above, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective concurrent with the resignation, and concurrent with such admission, the resigning Common Member shall cease to be a member of the Company.
Section 5.3    Dissolution.
(a) The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Common Member and, in the event a Preferred Member will not get back all of its capital contributions in any liquidation, that Preferred Member; (ii) the retirement, resignation, or dissolution of the last remaining Member or the occurrence of any other event that terminates the continued membership of the last remaining Member in the Company unless the business of the Company is continued in a manner permitted by the Act; or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
(b) Except to the extent set forth in Section 5.3(a) of this Agreement, the occurrence of any event that terminates the continued membership of the Common Member in the Company shall not cause the dissolution of the Company, and, upon the occurrence of such an event, the business of the Company shall continue without dissolution.
(c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner). After payment of, or other adequate provision for, the debts and obligations of the Company, including the expenses of its liquidation and dissolution or other transaction expenses, the Company shall distribute the net proceeds or assets available for distribution, whether in cash or in other property, in the following order of priority: first, to the holders of the Preferred Units, on a pari passu basis; next, to the holders of the Common Units. Unless otherwise stated herein, the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.
(d) Except as set forth in this Section 5.3, the Company shall have perpetual existence.
Section 5.4    Books and Records. The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Board or by an Officer at the direction of the Board. Each Member and its duly authorized representatives shall have the right to examine the Company books and records and documents during normal business hours. The Company and the Board on behalf of the Company shall not have the right to keep confidential from the Common Member any information that the Company or the Board would otherwise be permitted to keep confidential from the Common Member pursuant to Section 18-305(c) of the Act. The Company’s books of account shall be kept using the method of accounting determined by the Board. The Board may appoint independent auditors for the Company, which independent auditors shall be an independent public accounting firm.
Section 5.5    Tax Status. The Company elected to be classified as an association taxed as a corporation for federal income tax purposes in accordance with the provisions of Income Tax Regulations Sections 301.7701-3(a) and -3(c). The Common Member may elect from time to time to change the Company’s federal income tax status.
Section 5.6    Severability of Provisions. Each provision of this Agreement shall be considered separable, and, if for any reason any provision or provisions herein are determined to be invalid, unenforceable, or illegal under any existing or future law, such invalidity, unenforceability, or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

Section 5.7    Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.
Section 5.8    Consent. By their signature hereto, each of the Common Member and the Class A Preferred Member hereby consents to the amendment and restatement of the Prior Agreement to create the Class B Preferred Membership Interests in the Company, and certain other matters in the Prior Agreement, pursuant to Sections 2.6 and 4.4 of the Prior Agreement.
Section 5.9    Entire Agreement. This Agreement constitutes the entire agreement with respect to the subject matter hereof.
IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first set forth above.
ENTERGY UTILITY HOLDING COMPANY, LLC
As the Common Member
By: /s/ Barrett E. Green
Name: Barrett E. Green
Title: Vice President and Treasurer

                         RESTORATION LAW TRUST I

By: /s/ John C. Shiroda
Name: John C. Shiroda
Title: Sr. Vice President

                         RESTORATION LAW TRUST II

By: /s/ John C. Shiroda
Name: John C. Shiroda
Title: Sr. Vice President

SCHEDULE A
MEMBERS

Name	Mailing Address	Number of Units
Entergy Utility Holding Company, LLC	2107 Research Forest Drive The Woodlands, Texas 77380	1,000 (Common)
Restoration Law Trust I	c/o Hancock Whitney Bank Corporate Trust Office 445 North Boulevard Suite 201 Baton Rouge, Louisiana 70802 Attention: John C. Shiroda, Senior Vice President John.shiroda@hancockwhitney.com	31,169,292.7125 (Class A Preferred) Unit value $100.00 each
Restoration Law Trust II	c/o Hancock Whitney Bank Corporate Trust Office 445 North Boulevard Suite 201 Baton Rouge, Louisiana 70802 Attention: John C. Shiroda, Senior Vice President John.shiroda@hancockwhitney.com	14,576,747.48 (Class B Preferred) Unit value $100.00 each

Member	Date	Class of Interests	Number of Units	Notes
Restoration Law Trust I	May 19, 2022	Class A Preferred	31,635,718.7221
Entergy Utility Holding Company, LLC	May 20, 2022	Common	1,000	Reflects the transfer by Entergy Holdings Company LLC of 1,000 Common Units to EUHC on May 20, 2022

Restoration Law Trust I	February 1, 2023	Class A Preferred	31,169,292.7125	Reflects redemption of 466,426.0096 units on February 1, 2023
Restoration Law Trust II	March 29, 2023	Class B Preferred	14,576,747.48
Restoration Law Trust II	[_____]	Class B Preferred	[show reduced amount outstanding]	Reflects redemption of [____] units on [date]

SCHEDULE B
DIRECTORS
Garth A. Fitzgerald
Barrett Green
Eddie D. Peebles

SCHEDULE C
OFFICERS

Officer	Name
President	Eddie D. Peebles
Vice President	Garth A. Fitzgerald
Vice President and Treasurer	Barrett Green
Assistant Secretary	Devrim Albuz
Tax Officer	Sangeeta Shah

EXHIBIT A: MANDATORY REDEMPTION NOTICE

Hancock Whitney Bank
445 North Boulevard, Suite 201
Baton Rouge, LA 70802
(225) 248-7407

[Date]

Entergy Finance Company, LLC (“EFC”)
2107 Research Forest Drive
The Woodlands, TX 77380
Attention: Treasurer

Entergy Services, LLC
639 Loyola Avenue
New Orleans, Louisiana 70113
Attention: Dawn Balash
dbalash@entergy.com
(504) 576-6755
Re:     Notice of Exercise of Put Right
Hancock Whitney Bank (the “Trustee”) submits this notice in its capacity as trustee of [Trust I / Trust II] created pursuant to that certain trust agreement dated [Date] (the “Trust Agreement”) among the Louisiana Utilities Restoration Corporation (the “LURC”) as settlor and a beneficiary, Entergy Louisiana, LLC as a beneficiary, and the Trustee. This notice is submitted pursuant to Section 5.01(b) of the Trust Agreement. Any capitalized terms not defined in this letter shall have the meanings ascribed to them in the Trust Agreement.
Trustee hereby submits notice and certifies that:
☐    the DSRS is drawn down below its minimum funding requirement set forth in the indenture for the LURC Bonds in the amount of $[___________].
☐    the LURC Bonds are in payment default in the amount of $[___________].
Pursuant to Section 5.01(b) of the Trust Agreement and Section 4.5 of EFC’s LLC Agreement, the Trust hereby exercises its put right and requires EFC to redeem [__________] [Class A/Class B] Preferred Units held by the Trust, with a total redemption amount of $[__________], leaving a balance of [ ] [Class A Preferred Units/ Class B Preferred Units] outstanding after giving effect to the redemption.
Therefore, the undersigned authorizes and directs EFC to make a disbursement to the Trustee via wire transfer to:

Bank	Account	ABA #

Respectfully submitted,
Hancock Whitney Bank
Name

Title

EXHIBIT B: SERIAL REDEMPTION NOTICE

Hancock Whitney Bank
445 North Boulevard, Suite 201
Baton Rouge, LA 70802
(225) 248-7407

[Date]

Entergy Finance Company, LLC (“EFC”)
2107 Research Forest Drive
The Woodlands, TX 77380
Attention: Treasurer

Entergy Services, LLC
639 Loyola Avenue
New Orleans, Louisiana 70113
Attention: Dawn Balash
dbalash@entergy.com
(504) 576-6755
Re:     Notice of Exercise of Put Right
Hancock Whitney Bank (the “Trustee”) submits this notice in its capacity as trustee of [Trust I / Trust II] created pursuant to that certain trust agreement dated [Date] (the “Trust Agreement”) among the Louisiana Utilities Restoration Corporation (the “LURC”) as settlor and a beneficiary, Entergy Louisiana, LLC as a beneficiary, and the Trustee. This notice is submitted pursuant to Section 5.01(a)(v) of the Trust Agreement. Any capitalized terms not defined in this letter shall have the meanings ascribed to them in the Trust Agreement.
Trustee hereby submits notice and certifies that, absent any subsequent notice from the Trustee to the contrary:
(1)As of [insert Bond Payment Date], a principal payment will have been made on the LURC Bonds; and
(2)Effective [insert Bond Payment Date], the Trust hereby exercises its put right, granted under Section 4.5 of EFC’s LLC Agreement, and requires EFC to redeem [__________] [Class A/Class B] Preferred Units held by the Trust, with a total redemption amount of $[__________], leaving a balance of [ ] [Class A Preferred Units/ Class B Preferred Units] outstanding after giving effect to the redemption.
Therefore, the undersigned authorizes and directs EFC to make a disbursement to the Trustee via wire transfer to:

Bank	Account	ABA #

Respectfully submitted,
Hancock Whitney Bank
Name

Title